Global Golf Holdings, Inc. Executes Definitive Agreement to Acquire the Assets of Healthy Lifestyles Businesses

VANCOUVER, British Columbia, October 13, 2004 - Global Golf Holdings, Inc. ("GGLF") (OTCBB: GGLF) today announced that it has executed a Definitive Acquisition Agreement ("Agreement") to acquire the assets of Low Carb Centre, Inc., Low Carb Bakery, Inc., and McNabb and Associates, Inc. (collectively referred to herein as “Low Carb Centre”). Low Carb Center is engaged in the sales and distribution of low carbohydrate gourmet food, as well as other healthy lifestyles oriented products and related services. Sales are generated from the Low Carb Centre website (www.lowcarbcentre.com) and through retail stores located in Canada, including three corporate stores and one franchise store. Under the terms of the Agreement, at the Closing and subsequent to a reverse split of the GGLF common stock, GGLF will acquire all of the assets of Low Carb Centre and assume up to USD $425,000 in outstanding convertible notes in exchange for 14,743,199 shares of GGLF common stock (the "Issuance").

GGLF anticipates that it will change the name of the company to Vitasti, Inc. in order to reflect the new direction of the business.

Tammy-Lynn McNabb, President and Founder of Low-Carb Centre stated, "Since commencing operations in July of 2003, our management team has worked diligently to get our business and our healthy lifestyles concept to the point where were ready to attract capital from the public equities market. We are excited about our business model, as well as the tremendous potential of the specialty foods and healthy lifestyles consulting business in general. Following this transaction, it is our goal to expand and make our products and services available to a wider range of consumers throughout the United States and Canada."

“This transaction is the product of almost one year of professional effort by Business Consulting Group Unlimited, Inc. ("BCGU"),” said Ford Sinclair, outgoing Chairman and CEO of Global Golf Holdings. "At this time, we believe in the future of the healthy lifestyles space and we are confident in the abilities of Tammy McNabb. We believe that are shareholders will substantially benefit from this transaction."

In the coming weeks, Global Golf Holdings, Inc. will be sending an Information Statement to its shareholders regarding the new outlook for the Company, and advising it's shareholders of the actions that the Company will be taking in order to make this Agreement a success. The 14,743,199 GGLF common shares to be issued pursuant to the Agreement, contemplate a reverse stock split of the GGLF common stock, prior to the Issuance, of 1 for 34 shares of GGLF common stock currently issued. The Company also believes that in the near future, it will divest itself of its existing golf course handheld GPS business.

About Low Carb Centre

Low Carb Centre is well-known in the Low Carb specialty foods industry for producing and delivering exceptional products to its customers in the hottest new arena in the diet industry. Low-Carb Centre commenced operations in July 2003, and was the first low-carb store in Canada. In October of 2003, Low-Carb Centre Bakery opened for the exclusive purpose of producing products for the Low Carb Centre retail market. The focus of the bakery is to create delicious low-carb cookies, cakes, breads and other goods not only for the Low Carb Centre customers, but for all consumers. McNabb and Associates oversees and manages the daily operations of the Low Carb Centre and the Low Carb Bakery. Low Carb Centre has been featured in numerous publications, including Time Magazine Canada, Vancouver Fashion, The Vancouver Sun and The North Shore News.

About BCGU

Business Consulting Group Unlimited, Inc. ("BCGU") is a boutique merchant banking firm servicing select Small and Micro Cap publicly traded companies, ultimately allowing managers to effectively operate a business for the benefit of shareholders. BCGU accomplishes this by providing solutions to emerging growth businesses in the areas of: (1) merger and acquisition advisory; (2) management and accounting consulting and restructuring advisory; (3) SEC and transactional legal services; and (4) shareholder development. BCGU also often acts as a principal investor through its in house hedge fund which has more than USD $10,000,000 of committed capital. BCGU’s commitment to the Small and Micro Cap market is unsurpassed and BCGU’s success is founded on delivering professional solutions that add shareholder value. As a firm, BCGU believes in the highest standard of ethics, and takes pride in the firm’s commitment to hard work, fairness and equity. More information on BCGU is available at http://www.BCGU.com or by contacting BCGU directly at (760) 230-2300, or if you are in the United States, (877) 774-1288.

Safe Harbor Statement Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected revenue and other measurements. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risk that the costs of integration following the transaction may be greater than expected and the risks of losing clients or failing to acquire new clients. Other information about factors that could cause actual results to differ materially from those predicted in Global Golf Holdings forward-looking statements is set out in its annual report on Form 10-K and quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Global Golf Holdings, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.